Exhibit 3.95

SECOND AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP
OF
DADE INVESTMENT, L.P.

This Second Amendment to the Agreement of Limited Partnership of Dade Investment, L.P. dated as of the 28th day of August, 1991 (the “LP Agreement”), as amended effective as of March 12, 2004, by and among NCP Dade Power, LLC, a Delaware limited liability company, (the “General Partner”), and NCP Pasco LLC, a Delaware limited liability company, (the “Limited Partner”) (together, the “Partners”) is effective as of November 5, 2011.

1.           Purpose.   The purpose of this amendment is: (i) to revise the definition of Expiration Date of the Partnership so that the Partnership no longer expires on December 31, 2015; and (ii) to reflect a change in address of the General Partner.

2.           Section 2.1 — Term of Partnership.   Section 2.1 of the LP Agreement shall be deleted in its entirety and replaced with the following:

“2.1         Commencement.   The term of the Partnership commenced on May 23, 1991 and shall continue in full force and effect until dissolved, liquidated or otherwise terminated in accordance with the provisions of this Agreement or as provided by law (the “Expiration Date”).”

3.           Address of General Partner.   The LP Agreement is hereby amended by deleting Section 1.4 in its entirety and by replacing it with the following new Article:

1.4.          Address of General Partner.   The address of the General Partner is 200 Clarendon St., 25th Floor, Boston, MA 02116.

4.           No Other Changes.   Except as expressly amended by the terms of this Amendment, the LP Agreement remains unchanged and is in full force and effect pursuant to its terms.

[Signatures on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment effective as of the day and year first above written.

DADE INVESTMENT, L.P.

By:	NCP Dade Power LLC, its General Partner

By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President

By:	NCP Pasco LLC, its Limited Partner

By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President

[Signature page to Second Amended and Restated Limited Partnership Agreement of Dade Investment, L.P.]